UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013

CARDINAL ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53923	27-5200715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 459-4959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 3, 2013, Cardinal Energy Group, Inc. (the “Company”) entered into Working Interest Purchase Agreement (the “Agreement”) with HLA Interests, LLC (the “Seller”) pursuant to which the Company acquired from Seller certain producing oil and gas assets (the “Transaction”) located in Schackelford County, Texas known as the Conway-Dawson Leases as more specifically described in the Agreement (the “Property”). Specifically, the Company acquired from Seller 100% of its working interest in the Property (the “Working Interests”), which Working Interest represents 85% of all of the working interests and 75% of the NRI in the Property. The Transaction was also finalized and closed on July 3, 2013.

The purchase price is $400,000, all of which was paid pursuant to a 24-month balloon Secured Promissory Note (the “Note”) with an annual interest rate of six percent (6%). In addition, if the Company tenders to Seller full repayment of the principal amount of the Note and accrued interest within 90 days from the date hereof, the outstanding principal amount of the note and accrued interest shall be reduced by 10%. Furthermore, 40% of the monthly proceeds after the lease operating expenses attributable to the Working Interests are deducted will be paid directly to the Seller to reduce the debt under the Note.

The Note is secured by the Working Interests as set forth in that certain Security Agreement between the parties (the “Security Agreement”).

The foregoing summary of the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, the form of Note and the form of Security Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see Item 1.01 (Entry into a Material Definitive Agreement) of this current report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Working Interest Purchase Agreement with HLA Interests, LLC dated July 3, 2013
10.2	Form of Secured Promissory Note
10.3	Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2013

CARDINAL ENERGY GROUP, INC.

By:	/s/ Timothy W. Crawford
Timothy W. Crawford,
Chief Executive Officer (principal executive officer)